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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2000



                                                      REGISTRATION NO. 333-87317

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      DIGITAL ENTERTAINMENT NETWORK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7812                           65-06076396
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                                 2230 BROADWAY,
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 998-9200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 ALAN L. FRIEL
                CHIEF ADMINISTRATIVE OFFICER AND GENERAL COUNSEL
                                 2230 BROADWAY
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 998-9200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

            GARY OLSON                       MARK A. CONLEY                      MARC ROSSELL
         DAVID M. HERNAND                    SUSAN A. GRODE                  SHEARMAN & STERLING
         LATHAM & WATKINS                KATTEN MUCHIN & ZAVIS              599 LEXINGTON AVENUE,
      633 WEST FIFTH STREET,           1999 AVENUE OF THE STARS,           NEW YORK, NEW YORK 10022
            SUITE 4000                         SUITE 1400
  LOS ANGELES, CALIFORNIA 90071      LOS ANGELES, CALIFORNIA 90067

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


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                                                                PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF SECURITIES                   AGGREGATE OFFERING                AMOUNT OF
                    TO BE REGISTERED                              PRICE(1)(2)                 REGISTRATION FEE
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
Common Stock, par value $.01 per share..................          $75,000,000                    $20,850(3)
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


(1) Includes shares that the underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.


(3) Amount previously paid with initial filing on September 17, 1999.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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     We have made an application pursuant to Rule 477 under Regulation C of the
Securities Act of 1933 to withdraw the Registration Statement on Form S-1 filed on September 17, 1999.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California, on the 10th day of February, 2000.


                                        DIGITAL ENTERTAINMENT NETWORK, INC.


                                        By: /s/ ALAN L. FRIEL

                                           -------------------------------------

                                                 Alan L. Friel


                                                 Chief Administrative Officer


                                                 and General Counsel